SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2010

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On November 30, 2010 we issued a news release reporting the merger of American Physicians Service Group (APS) into ProAssurance. The merger is effective at 11:59 pm ct on November 30, 2010.
Under the terms of the merger agreement we are paying $32.50 for each outstanding share of APS common stock, with a total payment for APS’ stock of approximately $233 million. This payment includes compensation to employees who hold options to acquire to APS stock and payments to redeem shares held in deferred compensation and retirement plans by APS employees.

As a result of this transaction, APS’s common stock will cease to trade on the Nasdaq Stock Market (NASDAQ: AMPH) prior to the open of business on December 1, 2010, and will thereafter be delisted.
APS is the second largest writer of medical professional liability insurance in the state of Texas, and also writes policies in Arkansas and Oklahoma.
Item 9.01 Financial Statements and Exhibits
99.1 News release reporting the merger of American Physicians Service Group (APS) into ProAssurance.
SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2010

PROASSURANCE CORPORATION
By: /s/ Frank B. O’Neil
Frank B. O'Neil
Senior Vice-President